Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

OWNER-OPERATOR INDEPENDENT	)
DRIVERS ASSOCIATION, INC., et al.	)
)
Plaintiffs,	)
	)	Case No. 04 C 3207
v.	)	Class Action
)
ALLIED VAN LINES, INC., et al.,	)
TFC, INC.	)
)
Defendants.	)
)

SETTLEMENT AGREEMENT

This Settlement Agreement memorializes the terms under which  litigation and/or claims by, between and among the Parties: Owner-Operator Independent Drivers Association, Inc. (“OOIDA”), Rodney Rockwell, Jack Austin, Jr., and Austin Transportation Co., Inc., George M. Pancoast III, Nelson Todd Myers, Lawrence Joseph McMullen, Roderick Boster and on behalf of themselves individually, and the class they represent or seek to represent (together as “PLAINTIFFS”), and Allied Van Lines, Inc.; North American Van Lines, Inc.; Global Van Lines, Inc.; and SIRVA, Inc. (together as “VAN LINE DEFENDANTS”); and TFC, Inc., have been resolved, subject to the approval of the Court, as follows:

1.             PARTIES AND OTHERS

As used throughout this Agreement:

A.            “OOIDA” means Owner-Operator Independent Drivers Association, Inc. (“OOIDA”) and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, and employees.

B.            “PLAINTIFFS” means OOIDA, Rodney Rockwell, Jack Austin, Jr., and Austin Transportation Co., Inc., George M. Pancoast III, Nelson Todd Myers, Lawrence Joseph McMullen, Roderick Boster on behalf of themselves individually, and the class they represent or seek to represent;

C.            “CLASS MEMBERS” means all members of the Class and various Subclasses described in Section 3(D) below.

D.            “AVL” means Allied Van Lines, Inc. and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, and employees.  AVL does not include agents under a written agency agreement with AVL, who are separately identified herein.

E.             “NAVL” means North American Van Lines, Inc. and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, and employees. NAVL does not include agents under a written agency agreement with NAVL, who are separately identified herein.

F.             “GVL” means Global Van Lines, Inc. and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, stockholders, attorneys and employees. GVL does not include agents under a written agency agreement with GVL, who are separately identified herein.

G.            “SIRVA” means SIRVA, Inc. and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, stockholders, attorneys and employees.  SIRVA does not include agents under a written agency agreement with the VAN LINE DEFENDANTS, who are separately identified herein.

H.            “TFC” means TFC, Inc. and its subsidiaries, affiliates, predecessors, successors, and assigns, and their officers, directors, stockholders, attorneys and employees.

I.              “VAN LINE AGENTS” means all agents under a written agency agreement with any one of the VAN LINE DEFENDANTS.

2.             SCOPE OF SETTLEMENT AGREEMENT

This Settlement Agreement resolves all claims asserted or that could have been asserted  in the following matters (hereinafter the “VAN LINE ACTIONS”), in accordance with the settlement and release terms set forth below:

A.            OOIDA, Inc., et al. v. Allied Van Lines, Inc., Case No. 04 C 3207, currently pending in the United States District Court for the Northern District of Illinois, Eastern Division (“AVL Action”);

B.            OOIDA, Inc., et al. v. North American Van Lines, Case No. 1:05 cv 296, currently pending in the United States District Court for the Northern District of Indiana, Fort Wayne Division (“NAVL Action”);

C.            Claims by OOIDA currently subject to litigation in the AVL Action and/or NAVL Action, on its own behalf and the class it would seek to represent, which shall be expanded as set forth in Section 3 A herein.

3.             PROCEDURAL PROVISIONS RELATING TO CLASS CERTIFICATION

Simultaneously with the Parties’ filing, with this Court, of the Agreed Motion called for by Section 10 below, PLAINTIFFS shall draft, subject to the VAN LINE DEFENDANTS’ and TFC’s review and approval, and file the following Amended Complaint and motions:

A.            PLAINTIFFS shall move to amend the Complaint in the AVL Action, and seek leave to enlarge the Plaintiff Class already certified in that action, to include all Owner-Operators (defined as those owner-operators of commercial motor vehicle equipment who provide or provided equipment and driving services for compensation for the movement of freight under the

VAN LINE DEFENDANTS’ operating authority), of AVL who, after May 5, 2000 and ending on the date of the Preliminary Approval Date, were or should have been parties to federally-regulated leases with AVL or its VAN LINE AGENTS.  The Amended Complaint shall assert an action under 49 U.S.C. §§ 14704(a)(1) and (2) for violations of the federal Truth-in-Leasing Regulations, 49 C.F.R. Part 376, and shall be brought on behalf of the above-expanded class.  Subject to reviewing and approving PLAINTIFFS’ motion and the Amended Complaint, VAN LINE DEFENDANTS agree to not oppose the foregoing amendment to the Complaint or the foregoing enlargement of the AVL Plaintiff Class.

B.            PLAINTIFFS shall move to amend the Complaint in the AVL Action, and to seek leave to permit OOIDA, on its own behalf, and on behalf of the class it would seek to represent, to (1) join GVL as a Defendant, and (2) enlarge the class already certified in that action to include all GVL Owner-Operators who, after March 22, 2001,  and ending on the Preliminary Approval Date, were or should have been parties to federally-regulated leases with GVL or its VAN LINE AGENTS.  The proposed Amended Complaint shall assert an action under 49 U.S.C. §§ 14704(a)(1) and (2) for violations of the federal Truth-in-Leasing Regulations, 49 C.F.R. Part 376 and shall be brought on behalf of all individuals who, after March 22, 2001 and ending on the date of the Preliminary Approval Date,  were or should have been parties to federally regulated leases with GVL or its VAN LINE AGENTS.  Subject to reviewing and approving PLAINTIFFS’ motion and the Amended Complaint, VAN LINE DEFENDANTS agree to not oppose the foregoing amendment to the Complaint or the foregoing enlargement of the AVL Plaintiff Class.

C.            PLAINTIFFS and NAVL shall file an agreed motion in the United States District Court for the Northern District of Indiana, Fort Wayne Division, to transfer the NAVL Action to the United States District Court for the Northern District of Illinois, Eastern Division, for consolidation with the AVL Action. Such transfer shall state that it is being filed pursuant to 28 U.S.C. § 1404(a) for the convenience of the parties in settling the NAVL Action as part of this Agreement.  Upon transfer, PLAINTIFFS and the VAN LINE DEFENDANTS shall file, with the Court in the AVL Action, an agreed motion to consolidate the NAVL Action with the AVL Action.

D.            PLAINTIFFS shall file a Motion for Certification of a Settlement Class in the pending AVL Action in which they shall seek certification, effective upon transfer and consolidation of the NAVL Action with the AVL Action and amendment of the Complaint in the ways described above, of a Class comprising the following Subclasses:

(i)                                   All Owner-Operators who, after May 5, 2000, and ending on the Preliminary Approval Date of this agreement, were parties to federally-regulated (written or oral) leases with AVL or its VAN LINE AGENTS.

(ii)                                All Owner-Operators who, after March 22, 2001, and ending on the Preliminary Approval Date of this agreement, were parties to federally-regulated (written or oral) leases with NAVL or its VAN LINE AGENTS.

(iii)                             All Owner-Operators who, after March 22, 2001 and ending on the date of the Preliminary Approval, were parties to federally-regulated (written or oral)  leases with GVL or its VAN LINE AGENTS.

4.             SETTLEMENT TERMS AND CONDITIONS

A.            Payment Amount and Schedule

To fully and finally settle all claims in the VAN LINE ACTIONS, the VAN LINE DEFENDANTS shall pay a total of eight million dollars ($8,000,000), the “Settlement Amount,” pursuant to the following Payment Schedule:

1.             Three million dollars ($3,000,000) (“First Settlement Payment”) to be paid into a class settlement trust account maintained by The Cullen Law Firm, PLLC (“VAN LINE CLASS-

ACTION TRUST ACCOUNT”), as trustee for the Class within ten days of the date that the Court grants preliminary approval of this Settlement Agreement in response to the Agreed Motion called for by Section 10 below, such date being referred to as “Preliminary Approval Date” throughout this Agreement.

2.             Three million dollars ($3,000,000) (“Second Settlement Payment”) to be paid into the VAN LINE CLASS-ACTION TRUST ACCOUNT within 12 months of the Preliminary Approval Date; and

3.             Two million dollars ($2,000,000) (“Third Settlement Payment”) to be paid into the VAN LINE CLASS-ACTION TRUST ACCOUNT within 24 months of the Preliminary Approval Date.

The Settlement Amount shall be distributed in accordance with the “Class Settlement Distribution Plan” set forth in Section 8 below.

B.            Opt-Outs

If more than ten (10) percent of the CLASS MEMBERS, using the opt-out procedure to be set forth in the Court-approved notice to the Class and Subclasses, opt out of the Class, VAN LINE DEFENDANTS shall have the option of revoking this Agreement.

5.             RELEASE PROVISIONS

A.    Upon final approval of this Settlement Agreement, PLAINTIFFS, for and in consideration of the VAN LINE DEFENDANTS’ agreement to pay the Settlement Amount and to implement the New Independent Contracting Operator Agreement (“ICOA”), (INSTRUCTIONS TO ASSIST EACH NORTH AMERICAN AGENT IN CUSTOMIZING ITS INDEPENDENT CONTRACTOR OPERATING AGREEMENT dated 12-30-2005 and INSTRUCTIONS TO ASSIST EACH ALLIED AGENT IN CUSTOMIZING ITS

INDEPENDENT CONTRACTOR OPERATING AGREEMENT dated 2-15-2006) hereinafter “Instructions”, and Disclosure Agreement referenced in Section 6 herein, shall and do hereby fully and forever release and discharge the VAN LINE DEFENDANTS and TFC from all rights and  claims, which were asserted against the VAN LINE DEFENDANTS and TFC  in the VAN LINE ACTIONS, and any claims that could have been asserted by reason of or in connection with any matter of fact alleged therein.

B.            Upon final approval of this Settlement Agreement, (i) the VAN LINE DEFENDANTS agree to fully and forever release and discharge PLAINTIFFS and the other CLASS MEMBERS from any and all claims, counterclaims, offsets, that were asserted, or could have been asserted against OOIDA, PLAINTIFFS, and the CLASS MEMBERS in the VAN LINE ACTIONS; (ii) TFC releases all such claims against Rockwell in the AVL ACTION.

C.            Upon final approval of this Settlement Agreement, PLAINTIFFS and CLASS MEMBERS, for and in consideration of the VAN LINE DEFENDANTS’ agreement to pay the Settlement Amount and  to instruct the VAN LINE AGENTS to implement the ICOA, Instructions, and the Disclosure Agreement referenced in Section 6 herein, shall fully and forever release and discharge the VAN LINE DEFENDANTS from all claims which were asserted against the VAN LINE DEFENDANTS  in the VAN LINE ACTIONS, and any claims that could have been asserted by reason of or in connection with any matter of fact alleged therein, including those arising under 49 U.S.C. §§ 14102 or 14704, 49 C.F.R. Part 376, or any other federal, state, local, or foreign laws or regulations applicable to motor carriers’ leasing of motor vehicle equipment (with or without drivers) .

D.            The Parties agree that each VAN LINE AGENT shall be released from claims by PLAINTIFFS and CLASS MEMBERS in consideration for: (1) the VAN LINE AGENT’s agreement to implement the ICOA, Instructions, and Disclosure Agreement referenced in Section 6 herein; and (2) the VAN LINE AGENT’s agreement to release claims against CLASS MEMBERS.  In order to effectuate such releases, the Parties have agreed to submit the “VAN LINE AGENT RELEASE” Form, Attached as Exhibit A, for the Court’s approval.  Each VAN LINE AGENT is released by OOIDA in consideration for the VAN LINE AGENT’s agreement to implement the ICOA, Instructions, and Disclosure Agreement referenced in Section 6 herein.

E.             The Parties agree to reflect the above Releases in a form of proposed Class Settlement Notice (“Class Notice”) that the Parties shall agree on and submit, as part of the Agreed Motion called for by Section 10 below, for approval by the Court.

F.             The Parties agree that the foregoing Releases pertain only to acts or omissions (including drafting and entering into the ICOA in the form to be implemented pursuant to Section 6 below) that occurred prior to the date of the Court’s final approval of this Agreement, and do not constitute a release, waiver or consent to future acts or omissions by the VAN LINE DEFENDANTS or the VAN LINE AGENTS, including any failure to adhere to or perform the provisions of the ICOA and any acts or omissions in violation of local, state, or federal law including, but not limited to, the federal Truth-in-Leasing Regulations.

6.             NEW ICOA AND DISCLOSURE AGREEMENT

A.            The pleadings in the VAN LINE ACTIONS allege that the VAN LINE DEFENDANTS and/or the VAN LINE AGENTS have engaged in acts and omissions in  violation of the federal Truth-in-Leasing Regulations, 49 U.S.C. Part 376 (“Regulations”).  The VAN LINE DEFENDANTS and/or the VAN LINE AGENTS admit no wrongdoing, liability, damages sustained by PLAINTIFFS or other CLASS MEMBERS, or irreparable harm to PLAINTIFFS or other CLASS MEMBERS with regard to any allegation in the VAN LINE

ACTIONS, but, for purposes of settlement, they have agreed to implement a new Independent Contractor Operating Agreement (“ICOA”) throughout their system(s). The VAN LINE DEFENDANTS have further instructed the VAN LINE AGENTS to implement the ICOA. A representative copy of the ICOA is attached to this Agreement as Exhibit C, although the Parties agree that the form of the ICOA adopted by particular VAN LINE DEFENDANTS and VAN LINE AGENTS may permissibly vary as to compensation methods and rates, charge-back items and rates, insurance programs and rates, escrow fund purposes and contribution rates, and other details not material to the claims in the VAN LINE ACTIONS.  The VAN LINE DEFENDANTS shall instruct all VAN LINE AGENTS to enter into the ICOA, and to comply with the Instructions within ninety (90) calendar days after final approval of this Settlement Agreement, with all Owner-Operators with whom they have a current or future contract.

B.            In addition to the implementation of the ICOA, the VAN LINE DEFENDANTS have agreed to the terms and conditions of the “DISCLOSURE AGREEMENT,” attached as Exhibit B, under which, inter alia, they have undertaken to instruct the VAN LINE AGENTS to provide, at the time a load assignment is made to an Owner-Operator, the maximum amount of information available to the Van Line Agents regarding any deviation from normal Tariff charges including, but not limited to, MVP Extraction, Fuel Surcharge, Credit Card Fee, and any other discounts, reductions or charges that may diminish the Tariff or net settlement payment to the Owner-Operator.

C.            By agreeing to the VAN LINE DEFENDANTS’ implementation of the ICOA, OOIDA does not warrant that all of the terms of the Agreement are consistent with the requirements of 49 U.S.C. § 14102(a), 49 C.F.R. § 376.11, and 49 C.F.R.  376.12.  Nonetheless, taking into account all of the uncertainties and expense of continued litigation, OOIDA agrees to forego bringing suit alleging that the language of the ICOA does not comply with the requirements of 49 C.F.R. Part 376, for as long as the VAN LINE DEFENDANTS and the VAN LINE AGENTS adhere to and perform consistent with the ICOA, the Instructions, and the Disclosure Agreement.

7.             INCENTIVE AWARDS.

Class Counsel shall recommend to the Court that the Individual Named Plaintiffs shall receive Incentive Awards, to compensate them for the time, effort, expense, and risk associated with their initiation, investigation and participation in this litigation in amounts ranging from $30,000 to $60,000 per Plaintiff.  The specific awards to be recommended are as follows:

Rodney Rockwell	$60,000
Skip Austin	$60,000
George Pancoast	$40,000
Nelson Todd Myers	$30,000
Lawrence Joseph McMullen	$30,000
Roderick Boster	$30,000
Patrick MacVittie	$30,000

The foregoing amounts and allocations have been determined to be fair and appropriate by the Individual Named Plaintiffs based upon their familiarity with the roles they each have played in the prosecution of the case. Patrick MacVittie was previously dismissed as a party from the AVL action; however, he has nonetheless diligently assisted Class Counsel in prosecution of this action. The Parties agree that these awards  are fair, reasonable, and adequate. The payment of the Incentive Awards shall be made out of the First Settlement Payment.

8.             CLASS SETTLEMENT DISTRIBUTION PLAN

A.            Settlement Payments

The Settlement Amount shall be paid into the VAN LINE CLASS-ACTION TRUST ACCOUNT maintained by Class Counsel in accordance with the rules of the Bar Association of the District of Columbia.

B.            Attorneys’ Fees

PLAINTIFFS shall apply for, and the VAN LINE DEFENDANTS agree not to oppose, an award of attorneys’ fees in the amount of 25% of the Settlement Amount or Common Fund plus all expenses accrued in the litigation, and those that may be incurred in administration of the settlement.  The attorneys’ fees and expenses shall be paid from the Settlement Amount or Common Fund, according to the following schedule:  (1) 25% of the $3,000,000 First Settlement Payment by Defendants plus all expenses accrued upon final approval of the settlement; (2) 25% of the $3,000,000 Second Settlement Payment by Defendants plus all expenses accrued; and (3) 25% of the $2,000,000 Third Settlement Payment by Defendants plus all expenses accrued.  Class counsel shall be entitled to accelerate the payment of fees and/or expenses as provided for herein out of any interim payments to class members found to be undeliverable.  In no event, however, will the total amount of fees and expenses awarded by the Court be increased on account of such acceleration.

C.            Incentive Awards

Class Counsel shall recommend to the Court that Individual Named Plaintiffs pursuant to Section 7 above shall, upon approval by the Court receive Incentive Awards, be paid in lump sums out of the $3,000,000 First Settlement Payment made by Defendants, to compensate them for the time, effort, risk and expense associated with their initiation, investigation and participation in this litigation.  The Defendants will not oppose these recommendations and the parties agree to accept and abide by any final ruling by the Court on these Incentive Awards.

D.            Class Distribution Plan

Subject to approval by the Court, the Parties agree that the Settlement Amount, net of attorneys’ fees to Class Counsel, incentive payments, and administrative costs (“Net Settlement Funds”) shall be distributed to the CLASS MEMBERS as follows:

(i)            Distribution Plan —The Net Settlement Fund shall be distributed to all CLASS MEMBERS, as soon as practicable after receipt by The Cullen Law Firm from the First, Second, and Third Settlement Payments, respectively.  The Parties shall submit a proposed allocation and distribution mechanism in advance of any hearing to consider approval of the class settlement and entry of a Class Distribution Plan.

(ii)           Administrative Costs and Undeliverable Funds

Undeliverable funds shall be distributed to first pay the costs of distribution and to accelerate payment of attorneys fees approved by the Court, but not yet paid out of the Class Settlement Account as provided for in subparagraph B above.  After payment of all distribution costs and attorneys’ fees, any remaining undeliverable funds shall then be used to make an additional class-wide distribution to all class members whose addresses could be confirmed in the distribution of the First Settlement Payment. Any funds remaining after the foregoing distributions shall thereafter be subject to a cy pres distribution to the OOIDA Foundation, Inc., a not-for-profit charitable organization subject to the provisions set forth in the IRS Code Section 501(c)(3).  This cy pres distribution will be used to support research and educational projects designed to benefit owner-operators and small business trucker as well as to support the OOIDA Foundation Scholarship fund.

E.             VAN LINE DEFENDANTS shall cooperate with PLAINTIFFS’ efforts to distribute the Settlement Amount in accordance with a Class Settlement Distribution Plan, including but not limited to providing individual names, last known addresses, social security numbers, and other relevant information reasonably available to VAN LINE DEFENDANTS on computer readable media.  VAN LINE DEFENDANTS shall have no responsibility for, or involvement in, the actual distribution itself or with respect to other matters to be covered in a Class Settlement Distribution Plan.  Class Counsel shall disclose its proposed allocation and distribution mechanism in advance of any hearing to consider approval of the class settlement and entry of a Class Distribution Plan.  PLAINTIFFS shall bear the burden of obtaining court approval of the fairness of the proposed settlement, the appropriateness of the allocation and distribution mechanism, the reasonableness of attorneys’ fees and expenses or any proposed incentive awards, and any other class related issues that are the subject of a Class Settlement Distribution Plan.  VAN LINE DEFENDANTS shall support PLAINTIFFS’efforts in obtaining court approval of a Class Settlement Distribution Plan, including attending hearings and making filings as necessary.

10.                               AGREED MOTION TO PRELIMINARILY APPROVE SETTLEMENT AGREEMENT, AND APPROVE PROPOSED FORM OF NOTICE TO CLASS

No later than thirty (30) calendar days after this Settlement Agreement is signed, the Parties shall, file an agreed motion with the Court in the AVL Action to preliminarily approve the Settlement Agreement, the Settlement Distribution Plan, fees and costs, and approve the form of notice to be mailed to all members of the Class; set a date, as soon as practicable after expiration of a class notice/opt-out period of thirty (30) calendar days, for a fairness hearing to approve the Settlement Agreement and Settlement Distribution Plan as fair, reasonable, and adequate; and to stay all proceedings in this case unrelated to the approval and implementation of this Settlement Agreement pending the fairness hearing and ruling by the Court.

11.          PRESS RELEASE

The parties agree that they shall issue an agreed joint press release after the execution of this Settlement Agreement.

12.          GENERAL PROVISIONS

A.            This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, assigns and successors in interest.

B.            This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and without regard to the conflict of law rules of that State or any other jurisdiction.

C.            All Parties to this Agreement agree that any claim or dispute arising from or in connection with this Agreement shall be brought exclusively in this Court, and all Parties hereby consent to the jurisdiction of this Court for such purpose.

D.            The Parties shall execute in a timely way all such documents and/or take such other steps as may be necessary to effectuate the transactions contemplated by this Agreement.

E.             All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.  Original or faxed signatures shall be equally valid.  This Settlement Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.          COMPLETE AGREEMENT

The Settlement Agreement contains the entire agreement between the Parties with respect to the transaction contemplated herein, and replaces and supersedes any prior understandings and agreement, oral or written, between them regarding the subject matter of this Settlement Agreement.  This Settlement Agreement may be amended only in writing signed by PLAINTIFFS, the VAN LINE DEFENDANTS, TFC, and SIRVA, or their respective counsel.

14.          EFFECTIVE DATE

The effective date of this Agreement shall be April 12, 2007.

IN WITNESS WHEREOF, the Parties execute this Settlement Agreement on the date appearing by their signatures below.

APPROVED AS TO FORM:

/s/ Daniel E. Cohen
Daniel E. Cohen, Esq.
The Cullen Law Firm, PLLC
One of the Counsel for PLAINTIFFS and
CLASS MEMBERS

Date: April 18, 2007

/s/ Dennis E. French
Dennis E. French, Esq.
Dombroff & Gilmore, P.C.
One of the Counsel for the VAN LINE
DEFENDANTS and TFC

Date: April 23, 2007

PLAINTIFFS:			DEFENDANTS:

OWNER-OPERATOR INDEPENDENT			ALLIED VAN LINES, INC.
DRIVERS ASSOCIATION, INC.,
INDIVIDUALLY AND AS CLASS
REPRESENTATIVE		BY:	/s/ Michael B. McMahon
		Date:	April 27, 2007

BY:	/s/ Jim Johnston
Date:	April 11, 2007

s/ Rodney Rockwell			NORTH AMERICAN VAN LINES, INC.
RODNEY ROCKWELL,
Individually & As Class Representative		BY:	/s/ Michael B. McMahon
Date:		Date:	April 27, 2007

/s/ Jack Austin, Jr.
JACK AUSTIN, JR., AND AUSTIN			GLOBAL VAN LINES, INC.
TRANSPORTATION CO., INC.,
Individually & As Class Representative		BY:	/s/ Michael B. McMahon
Date:		Date:	April 27, 2007

/s/ George M. Pancoast, III			SIRVA, INC.
GEORGE M. PANCOAST. III
Individually & As Class Representative		BY:	/s/ Michael B. McMahon
Date: April 12, 2007		Date:	April 27, 2007

TFC, Inc.
/s/ Nelson Todd Myers
NELSON TODD MYERS
Individually & As Class Representative		BY:	/s/ William T. Cirone
Date: April 15, 2007		Date:	April 26, 2007

/s/ Lawrence Joseph McMullen
LAWRENCE JOSEPH MCMULLEN
Individually & As Class Representative
Date: April 14, 2007

/s/ Roderick J. Boster
RODERICK J. BOSTER
Individually & As Class Representative
Date: April 14, 2007